EXHIBIT (32)

SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Ecolab Inc. does hereby certify that:

(a)                                  the Annual Report on Form 10-K of Ecolab Inc. for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)                                 information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ecolab Inc.

Dated: March 3, 2005	/s/Douglas M. Baker, Jr.
Douglas M. Baker, Jr.
President and Chief Executive Officer

Dated: March 3, 2005	/s/Steven L. Fritze
Steven L. Fritze
Executive Vice President and Chief Financial Officer